SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549



                          FORM 8-K/A


                        CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934




DATE OF REPORT (Date of earliest event reported):  June 13, 1997


                   SUPERIOR ENERGY SERVICES, INC.
     (Exact name of Registrant as specified in its charter)


DELAWARE                     0-20310                 75-2379388
(State or other       (Commission File Number)     (IRS Employer
identification                                     Identification)
incorporation or organization)


         1503 ENGINEERS ROAD, BELLE CHASSE, LOUISIANA  70037
         (Address of principal executive offices, Zip Code)


Registrant's telephone number, including area code:     (504) 393-7774



     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated June 13, 1997, as set forth in the page(s) attached hereto:

Item 7.  Financial Statements and Exhibits

      (a) Financial statements of business acquired. The financial statements of the business acquired filed as part of this report are listed in the Financial Information Table of Contents appearing on page 3 hereof.

      (b) Pro forma financial information. The pro forma financial statements of Superior filed as part of this report are listed in the Financial Information Table of Contents appearing on page 12 hereof.

      (c)  Exhibits.
            23.1 Consent of KPMG Peat Marwick LLP





                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        Superior Energy Services, Inc.


Date:    June 13, 1997                  By: /s/ Terence E.  Hall
                                           -------------------------
                                                Terence E. Hall
                                            Chairman of the Board,
                                            Chief Executive Officer and
                                            President
                                            (Principal Executive Officer)


Date:   June 13, 1997                   By: /s/ Robert S. Taylor
                                           ---------------------------
                                                Robert S. Taylor
                                            Chief Financial Officer
                                            (Principal Financial and
                                             Accounting Officer)









                 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                  Page
Tong Rentals & Supply Co., Inc.
--------------------------------
Independent Auditors' Report                                        3
Balance Sheet at December 31, 1996                                  4
Statement of Operations and Retained Earnings
   for the year ended December 31, 1996                             5
Statement of Cash Flows for the year ended
   December 31, 1996                                                6
Notes to Financial Statements                                       7
Balance Sheet at March 31, 1997 (unaudited)                        11
Statements of Operations and Retained Earnings
   for the three months ended March 31, 1997
   and 1996 (unaudited)                                            12
Statements of Cash Flows for the three months
   ended March 31, 1997 and 1996 (unaudited)                       13
Notes to Unaudited Financial Statements                            14

 Pro Forma Consolidated Financial Statements
 -------------------------------------------
Unaudited Pro Forma Condensed Balance Sheet as
   of March 31, 1997                                               15
Unaudited Pro Forma Condensed Statement of Earnings
   for the three months ended March 31, 1997                       17
Unaudited Pro Forma Condensed Statement of Earnings
   for the year ended December 31, 1996                            18
Notes to Unaudited Pro Forma Condensed Financial
   Information                                                     19


                        Independent Auditors' Report
                        ----------------------------

The Board of Directors
Tong Rentals & Supply Co., Inc.

We have audited the accompanying balance sheet of Tong Rentals & Supply Co., Inc. as of December 31, 1996, and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tong Rentals & Supply Co., Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.




KPMG PEAT MARWICK LLP


New Orleans, Louisiana
July 18, 1997




                      TONG RENTALS & SUPPLY CO., INC.
                               BALANCE SHEET
                             DECEMBER 31, 1996



                                  ASSETS

Current Assets:
       Cash                                                   $  802,673
       Accounts receivable - net of allowance
                for doubtful accounts of $100,000              1,215,047
       Other                                                      59,284
                                                             -------------
                     Total current assets                      2,077,004

Property and equipment - net                                   2,191,655
                                                             -------------
                                                              $4,268,659
                                                             =============

                 LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
      Notes payable - current                                 $   90,563
      Accounts payable and accrued expenses                      329,349
      Income taxes payable                                       282,549
                                                             -------------
                    Total current liabilities                    702,461

Notes payable                                                     72,741
Due to shareholder                                               229,372
Deferred income taxes                                            196,389

Stockholder's equity:
     Common stock no par value, authorized shares; 10,000
       issued - shares 7,215                                      19,115
     Treasury stock                                              (10,800)
     Retained earnings                                         3,059,381
                                                             -------------
                  Total stockholder's equity                   3,067,696
                                                             -------------
                                                              $4,268,659
                                                             =============


                      TONG RENTALS & SUPPLY CO., INC.
               STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                        YEAR ENDED DECEMBER 31, 1996






Revenues                                                       $5,061,286
                                                             -------------
Expenses:
              Cost of services                                  1,268,730
              General and administrative                        2,390,513
              Depreciation                                        274,169
                                                             -------------
                            Income before income taxes          1,127,876

Provision for income taxes                                        428,089
                                                             -------------
Net income                                                        699,787

Retained earnings at beginning of year                          2,359,594
                                                             -------------
Retained earnings at end of year                               $3,059,381
                                                             =============



                      TONG RENTALS & SUPPLY CO., INC.
                          STATEMENT  OF CASH FLOWS
                             DECEMBER 31, 1996



Cash flows from operating activities
             Net income                                       $  699,787
             Adjustments to reconcile net income to
               net cash provided by operating activities:
                Depreciation                                     274,169
                Deferred income taxes                             28,037
                Allowance for doubtful accounts                   35,000
                Net change in operating assets and
                  liabilities:
                    Accounts receivable                         (322,698)
                    Other current assets                          11,478
                    Accounts payable                              22,999
                    Income taxes payable                         132,094
                    Other                                         52,074
                                                               ------------
                    Net cash provided by operating
                     activities                                  932,940

Cash flows used in  investing activities:
             Purchases of property and equipment                (526,897)
                                                               ------------
Cash flows used in financing activities:
             Notes payable                                       (99,093)
             Due to shareholder                                  (33,926)
                                                               ------------
                  Net cash used in financing activities         (133,019)

Net increase in cash                                             273,024

Cash at beginning of year                                        529,649
                                                               ------------
Cash at end of year                                            $ 802,673
                                                               ============

Supplemental disclosure:
  Cash paid during the year for interest                       $  38,195
                                                               ============
  Cash paid during the year for income taxes                   $ 267,958
                                                               ============


                        TONG RENTALS & SUPPLY CO., INC.

                       Notes to Financial  Statements

                             December 31, 1996

(1)  Organization and Summary of Significant Accounting Policies

      (a) Organization

        Tong Rentals & Supply Co., rents specialized equipment used in oil and gas well drilling, work-over, completion and production activities.

      (b) Use of Estimates

        The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Actual results could differ from these estimates.

      (c) Property and Equipment

        Property and equipment is carried at cost. Depreciation is computed using the straight-line method based on the following estimated useful lives:

                                                     Estimated
            Description                             useful lives
            -----------                             ------------
            Buildings and improvements                30 years
            Machinery and equipment                   5-15 years
            Automobiles, trucks, trailers
                   and tractors                       3-5 years
            Furniture and equipment                   5-7 years

      (d)  Income Taxes

        The Company provides for income taxes in accordance with Statement of Financial Accounting Standards (FAS) No. 109, Accounting for Income Taxes. FAS No. 109 requires an asset and liability approach for financial accounting and reporting for
        income taxes.   Deferred  income  taxes reflect the impact  of
        temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws.

      (e)  Revenue Recognition

        The Company recognizes revenues as services are provided.



                      TONG RENTALS & SUPPLY CO., INC.

                       Notes to Financial Statements




(2)  Concentration of Credit Risk

      The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company places cash and temporary cash investments with high quality financial institutions.

      A majority of the Company's business is conducted with major oil and gas exploration companies with operations in the Gulf of Mexico. The Company continually evaluates the financial strength of their customers but does not require collateral to support the customer receivables.

      No customer accounted for 10% or more of operating revenue for the year ended December 31, 1996.


(3)  Property and Equipment

      A summary of property and equipment at December 31, 1996 follows:

Buildings and improvements          $   258,182
Automobiles, trucks, trailers           552,203
Furniture and equipment                  63,043
Machinery and equipment               3,204,310
Land                                     79,207
Construction in progress                103,589
                                   ----------------
                                      4,260,534
Less accumulated depreciation        (2,068,879)
                                   ----------------
    Property and equipment - net    $ 2,191,655
                                   ================





                      TONG RENTALS & SUPPLY CO., INC.

                       Notes to Financial Statements


(4)    Notes Payable

      The Company's notes payable as of December 31, 1996 consists of the following:

Note payable in the original amount
of $189,000 due October, 1998, annual
interest rate of prime plus 1/2 percent
(8.25% at December 31, 1996)                                  $  116,186

Note payable in the original amount of
$120,000 due September, 1998, annual
interest of 7.5%                                                  47,118
                                                            -----------------
                                                                  163,304
        Less current portion                                       90,563
                                                            -----------------
        Long-term debt                                        $    72,741
                                                            =================


      Maturities of long-term debt for the five years ended December 31, 2001 are as follows:
            $90,563, $72,741, none, none and none, respectively.


 (5)   Commitments and Contingencies

      From time to time the Company is involved in litigation arising out of operations in the normal course of business. In management's opinion, the Company is not involved in any litigation, the outcome of which would have a material effect on its financial position or results of operations.

 (6)   Income Taxes

      The components of income tax expense for the year ended December 31, 1996 are as follows:

                  Current - Federal       $  400,052
                  Deferred - Federal          28,037
                                          -----------
                                          $  428,089
                                          ===========


                      TONG RENTALS & SUPPLY CO., INC.

                       Notes to Financial Statements


(6)   Income Taxes (continued)

      The significant components of deferred tax liabilities at December 31, 1996 are as follows:


Deferred tax liabilities:
    Allowance for doubtful accounts                   $ (34,000)
    Property and equipment                             (162,389)
                                                     --------------
                                                      $(196,389)
                                                     ==============

      A reconciliation between the statutory federal income tax rate and the Company's effective tax rate on pre-tax income for the year ended December 31, 1996 is as follows:


Federal income tax rate                                 34.0%
Entertainment expense                                    2.1
Other                                                    1.9
                                                     -------------
Effective income tax rate                               38.0%
                                                     =============

(7)  Subsequent Event

      On May 31, 1997, the Company was merged with Superior Energy Services, Inc. and the former shareholder of the Company received cash of $5,500,000 and 1,100,000 shares of Superior Energy Services, Inc.'s common stock.



                      TONG RENTALS & SUPPLY CO., INC.

                               Balance Sheet
                                (Unaudited)

                               March 31, 1997

                                   Assets

Current assets:
               Cash                                              $  940,324
               Accounts receivable - net                          1,259,289
               Other                                                 32,592

                             Total current assets                 2,232,205

Property and equipment - net                                      2,339,823
                                                                 $4,572,028
                                                               ==============
Liabilities and Stockholders' Equity
------------------------------------
Current liabilities:
               Accounts payable and accrued expenses             $  257,907
               Income taxes payable                                 407,218
               Current portion of notes payable                      90,563

                           Total current liabilities                755,688

Notes payable                                                        44,364
Due to shareholder                                                  263,138
Deferred income taxes                                               201,185

Stockholders' equity:
               Common stock no par value authorized-
               10,000 shares; issued - 7,215 shares                  19,115
               Treasury stock                                       (10,800)
               Retained earnings                                  3,299,338

                           Total stockholders' equity             3,307,653

                                                                 $4,572,028
--------------------------------------------------------------===============
See accompanying note to financial statements



                      TONG RENTALS & SUPPLY CO., INC.

               Statements of Operations and Retained Earnings
                                (Unaudited)

                 Three Months Ended March 31, 1997 and 1996



                                                  1996                  1997
                                                  -----                 ----

Revenues                                   $   1,522,566         $    1,027,640
                                              -------------          ----------
Expenses:
               Cost of services                  531,740               289,462
               Selling, general and              544,247               510,994
                administrative
               Depreciation                       77,157                68,542
                                              -------------          ----------
                 Income before income taxes      369,422               158,642
                 Provision for income taxes      129,465                49,353
                                              -------------          ----------

                           Net income            239,957               109,289

Retained earnings at beginning of period       3,059,381             2,359,594
                                              -------------         -----------
Retained earnings at end of period         $   3,299,338         $   2,468,883
                                         ================       ===============


See accompanying note to financial statements



                       TONG RENTALS & SUPPLY CO., INC.

                          Statements of Cash Flows
                                (Unaudited)

                 Three Months Ended March 31, 1997 and 1996



                                                 1997                   1996

Cash flows from operating activities:
       Net income                          $   239,957            $    109,289
       Adjustments to reconcile
        net income to net
          Cash provided by operating activities:
              Depreciation                      77,157                 68,542
              Deferred income tax                4,796                  5,720
              Due to shareholder                33,766                  3,582
              Changes in operating
              assets and liabilities:
                  Accounts receivable          (44,242)                92,827
                  Other current                151,361                 85,055
                  assets and liabilities net
                  Accounts payable and         (71,442)               (91,601)
                  accrued expenses        ---------------        ---------------

                  Net cash used by operating   391,353                250,542
                  activities

Cash flows from investing activities:
             Payments for purchases of
             property and equipment           (171,171)               (66,085)
             Other                             (54,154)               (22,872)
                                         ----------------        --------------
                   Net cash used in investing (225,325)               (88,957)
                   activities
Cash flows from (used in) financing activities:
                   Notes payable               (28,377)                27,887
                                         ----------------        --------------
                   Net increase in cash        137,651                212,344

Cash at beginning of period                    802,673                529,649
                                         ----------------        --------------
Cash at end of period                      $   940,324               $741,993
                                        =================        ==============



See accompanying notes to financial statements




                      TONG RENTALS & SUPPLY CO., INC.

                       Note  to Financial Statements
                                (Unaudited)

                          March 31, 1997 and 1996


Basis of Presentation
---------------------
Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to rules and regulations of the Securities and Exchange Commission; however, management of Tong Rentals & Supply Co., Inc., believes the disclosures which are made are adequate to make the information presented not misleading. These financial statements and footnotes should be read in conjunction with the financial statements and notes thereto included in Tong Rentals & Supply Co., Inc. historical financial statements for the year ended December 31, 1996 included elsewhere herein.

The unaudited financial information for the three months March 31, 1997 and 1996 has not been audited by independent accountants; however, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the results of operations for the periods presented have been included therein. The results of operations for the three months are not necessarily indicative of the results of operations which might be expected for the entire year.




b)  Pro Forma Financial Information:

The following unaudited pro forma condensed financial information is derived from the historical financial statements of Superior Energy Services, Inc. (Superior), Baytron, Inc. (Baytron), Dimensional Oilfield Services, Inc.(Dimensional), Nautilus Pipe and Rental Tools, Inc. (Nautilus), F & F Wireline Service, Inc. (F&F) and Tong Rentals & Supply Co., Inc. (Tong). Adjustments have been made to reflect the financial impact of purchase accounting had the acquisitions taken place on January 1, 1996 with respect to operating data and March 31, 1997 with respect to balance sheet data. The acquisitions of Baytron, Inc., Dimensional and Nautilus have been previously reported. The pro forma adjustments are described in the accompanying notes and are based upon preliminary estimates and certain assumptions that management of the companies believe reasonable in the circumstances. This pro forma information is not necessarily indicative of the results of the operations had the acquisitions been effected on the assumed date. As part of the acquisition of Nautilus, the Company also acquired Superior Bearing & Machine Works, Inc. The financial information for Superior Bearing & Machine Works, Inc. is considered immaterial and is not reflected in the pro forma information.


              SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
                               Balance Sheets
                               March 31, 1997
                               (in thousands)
                                (unaudited)

                               Historical         Historical       Historical
                                Superior         F&F Wireline      Tong Rental    Adjustments     Pro Forma
                               ----------       -------------      -----------    ------------    ---------
Assets
Cash                           $     726        $     395          $     940       $     -        $   2,061
Accounts Receivable                9,120              234              1,259             -           10,613
Inventories                        1,223              -                  -               -            1,223
Deferred Tax Asset                   137              -                  -               -              137
Other                                436                7                 33             -              476
                               ----------       -------------      -----------    ------------    ---------
     Total Current Assets         11,642              636              2,232                         14,510

                                                                                    (A) 2,441
Property, Plant &
Equipment - Net                   15,391              205              2,340        (D)   768        21,145

Goodwill                          10,738              -                  -          (D)   289        17,133

                                                                                    (A) 6,106
Other Assets                       1,101              250                                             1,351

                               ----------       -------------      -----------    ------------    ---------

Total Assets                   $  38,872        $   1,091          $   4,572       $    9,604     $  54,139
                               ==========       =============      ===========    ============    =========




              SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
                               Balance Sheets
                               March 31, 1997
                               (in thousands)
                                (unaudited)


                            Historical      Historical     Historical
                             Superior      F&F Wireline    Tong Rental    Adjustments    ProForma
                            ----------     ------------    -----------    -----------    --------
Liabilities &
Stockholders' Equity
Current liabilities:
  Notes Payable             $   1,425      $      45        $     91       $   -        $  1,561
  Trade Accounts
   Payable                      2,342             38             259           -           2,639
  Due to Shareholder              903            802             263           -           1,968
  Unearned Income                 519            -               -             -             519
  Accrued Expenses              1,159            -               -             -           1,159
  Income Taxes Payable          1,243              2             407           -           1,652
  Other                           200            -               -             -             200
                            -----------    ------------    -----------    -----------   ----------
Total Current                   7,791            887           1,020                       9,698
Liabilities
Notes Payable                   4,975             92              44      (D)  (900)      11,511
                                                                          (A)(5,500)
Deferred Taxes                  2,349            -               201      (D)  (269)       3,673
                                                                          (A)  (854)
Stockholders' Equity:
  Common Stock                     19             10               8      (D)    10           20
                                                                          (A)     8
                                                                          (A)   ( 1)
Additional Paid-in Capital     21,437           (943)            -        (A)(5,499)      26,936
                                                                          (D)  (943)
Retained Earnings               2,301          1,045          3,299       (D) 1,045        2,301
                                                                          (A) 3,299
                            -----------    ------------    -----------    -----------   ----------
Total Stockholders'Equity      23,757            112          3,307          (2,081)      29,257
                            -----------    ------------    -----------    -----------   ----------

Total Liabilities and
   Stockholders' Equity     $  38,872       $  1,091       $  4,572        $ (9,604)     $54,139
                            ===========    ============    ===========    ===========   ==========


              SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
            Unaudited Pro Forma Condensed Statement of Earnings
                 For the Three Months Ended March 31, 1997
                               (in thousands)
                                (unaudited)


                          Historical      Historical       Historical       Historical
                           Superior        Nautilus       F&F Wireline      Tong Rental    Adjustments    ProForma
                         -----------      ----------      ------------      -----------    -----------    --------
Revenues                 $   9,180         $    575        $     336         $   1,523      $    -        $ 11,614
                         -----------       ---------       -----------       ----------     ----------    --------
Costs and expenses:
 Costs of services           4,298              264              137               532                       5,231
 Depreciation and              491              109                5                77       (H) 22            763
 amortization
                                                                                             (G)(18)
                                                                                             (E) 14
                                                                                             (B)(21)
                                                                                             (F)  5
                                                                                             (C) 79
 General and
 administrative              2,034              209               48               545           -           2,836
                         -----------      ----------      ------------      -----------    -----------    --------
   Total costs and
    expenses                 6,823              582              190             1,154           81          8,830
                         -----------      ----------      ------------      -----------    -----------    --------

Income from operations       2,357              (7)              146               369          (81)         2,784

Other income (expense):
   Interest expense            (85)            (27)               (2)              -             -            (114)
                         -----------      ----------      ------------      -----------    -----------    --------
   Income before income
   tax                       2,272             (34)              144               369          (81)         2,670
                         -----------      ----------      ------------      -----------    -----------    --------
Provision for income
taxes                          750             -                 -                 129     (I)  (12)           867
                         -----------      ----------      ------------      -----------    -----------    --------
Net income                $  1,522         $   (34)         $    144         $     240     $    (69)        $1,803
                         ===========      ==========      ============      ===========    ===========    ========

Net income per common
  Share and common share
  Equivalent              $   0.08                                                                           $0.08
                         ===========                                                                       ========
Weighted average shares
   Outstanding               20,322                                                                         21,699
                         ===========                                                                       ========





              SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
            Unaudited Pro Forma Condensed Statement of Earnings
                    For the year ended December 31, 1996
                               (in thousands)

                        Historical  Historical  Historical                 Superior
                         Superior    Baytron   Dimensional  Adjustments  Pre Acquisition  Nautilus
                      ------------------------------------------------------------------------------

Revenues              $    23,638  $   1,277    $  4,053     $   -         $  28,968      $  4,424
                        ----------  ----------   ---------   -----------     ---------      --------
Costs and expenses:
  Costs of services        11,040        367       2,982         -            14,389         1,401
  Depreciation and          1,323         40          26      (L) 38            1,577           556
  amortization                                                (M) 94
                                                              (J) 18
                                                              (K) 38


  General
  and administrative        5,737        773         584         -             7,094         1,560
                        ----------  ----------   ---------   -----------     ---------      --------

   Total costs and
   expenses                18,100      1,180       3,592        188           23,060         3,517
                        ----------  ----------   ---------   -----------     ---------      --------
Income from operations      5,538         97         461       (188)           5,908           907

Other income (expense):
  Interest expense           (127)        (8)        (45)        -              (180)         (125)
  Other                       206        (16)        -           -               190            -
                        ----------  ----------   ---------   -----------     ---------      --------
   Income before income
   tax                      5,617         73         416       (188)           5,918           782

Provision for income
   taxes                    1,685        -           -       (N) 20            1,665           301
                        ----------  ----------   ---------   -----------     ---------      --------
      Net income       $    3,932   $     73     $    416    $ (168)          $4,253       $   481
                        ==========  ==========   =========  =============    ==========     ========

Net income per common
   share and common
   share equivalent    $     0.22                                             $ 0.23
                        ==========                                           ==========

Weighted average
shares outstanding         17,616                                             18,644
                        ==========                                           ==========


                        F&F Wireline  Tong Rental  Adjustments   ProForma
                        --------------------------------------------------
Revenues                 $  1,269       $ 5,061     $     -      $ 39,722
Costs and expenses:       --------     --------     -----------  --------
  Costs of services           674         1,269                    17,733
  Depreciation and             32           274      (H) 131        2,766
  amortization                                       (G)(110)
                                                     (E)  54
                                                     (B) (85)
                                                     (F)  20
                                                     (C) 317
  General
  and administrative          372         2,391           -        11,417
                          --------     --------     -----------  --------

   Total costs and
   expenses                 1,078         3,934          327       31,916
                          --------     --------     -----------  --------
Income from operations        191         1,127         (327)       7,806

Other income (expense):
  Interest expense            (35)          -            -           (340)
  Other                       -             -            -            190
                          --------     --------     -----------  --------
   Income before income
   tax                        156         1,127         (327)       7,656

Provision for income
   taxes                       65           428       (I) 49        2,410
                          --------     --------     -----------  --------
      Net income           $   91       $   699      $  (278)    $  5,246
                          ========     ========     ===========  ========

Net income per common
   share and common
   share equivalent                                              $   0.26
                                                                 =========

Weighted average
shares outstanding                                                 20,164
                                                                  ========




       NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION


A. To reflect the purchase price adjustments related to the acquisition of Tong Rentals & Supply Co., Inc. The purchase price is the sum of $5,500,000 cash, and 1,100,000 shares of common stock at the current approximate market price of $5.00 at the date of purchase. The property and equipment were valued at their approximate fair value of $4,781,000. Deferred taxes have been provided for the difference between the book and tax basis of the property, plant and equipment acquired. The excess purchase price over the fair value of net assets of Tong at May 31, 1997 of approximately $6,106,000 was allocated to goodwill amortized over 20 years.

B.    To  reflect  the  adjustment  to  depreciation   associated  with  the
      application of purchase accounting to Tong.

C.    To reflect the amortization of goodwill associated with Tong.

D. To reflect the purchase price adjustments related to the acquisition of F & F Wireline Services, Inc. The purchase price is the sum of $900,000 cash and a promissory note of $600,000. Amounts to be paid under the promissory note is subject to certain minimum earnings requirements and is not reflected in the purchase price which approximates $900,000. The property and equipment were valued at their approximate fair value of $973,000. Deferred taxes have been provided for the difference between the book and tax basis of the property, plant and equipment acquired. The excess purchase price over the fair value of net assets of F & F at April 30, 1997 of approximately $289,000 was allocated to goodwill to be amortized over 20 years.

E. To reflect the adjustment to depreciation associated with the application of purchase accounting to F & F.

F.   To reflect the amortization of goodwill associated with F & F.

G. To reflect the adjustment to depreciation associated with the application of purchase accounting to Nautilus.

H.   To reflect the amortization of goodwill associated with Nautilus.

I.   To adjust the provision for income tax for Tong, F & F and Concentric.

J. To reflect the additional depreciation associated with the application of purchase accounting to Baytron fixed assets.

K. To reflect the additional depreciation associated with the application of purchase accounting to Dimensional's fixed assets.

L.   To reflect the amortization of goodwill associated with Baytron.

M.   To reflect the amortization of goodwill associated with Dimensional.

N. To adjust the provision for income tax associated with Baytron and Dimensional.